Exhibit 99.1

Blucora Reports Fourth Quarter and Full Year 2016 Results
BELLEVUE, WA — (GLOBE NEWSWIRE) — February 16, 2017 — Blucora, Inc. (NASDAQ: BCOR), a leading provider of technology-enabled financial solutions to consumers, small businesses and tax professionals, today announced financial results for the fourth quarter and full year ended December 31, 2016.
“Our business results exceeded our expectations in the fourth quarter,” said John Clendening, President and Chief Executive Officer of Blucora. “HD Vest was the primary driver, as segment income was up 13 percent versus last year. We are pleased with the focus of our teams and the significant progress we made on our multi-stage business transformation.”
2016 Highlights and Recent Developments

•	Exceeded $10 billion in fee-based assets under management, up 7 percent versus prior year

•	Increased Tax Preparation revenue and segment income by 18 percent and 17 percent, respectively, versus prior year

•	Repaid $172 million in debt, in part driven by the sales of Infospace and Monoprice

•	Strengthened leadership team with the appointment of Sanjay Baskaran as President of TaxAct and Bob Oros as HD Vest chief executive officer
Clendening added, “Looking ahead, we continue to build momentum at HD Vest and are strategically investing in technology and upgrading trading platforms to enhance our capabilities. To enable long-term growth in Tax Preparation, we are in the early stages of re-establishing TaxAct as the challenger brand in the digital space, with a strong user experience at a superior value for customers. Blucora now consists of HD Vest and TaxAct as our operational foundation, a simplified, streamlined and synergistic business. With new leadership and an energized team, we are taking the steps necessary to deliver value for Blucora shareholders in 2017 and beyond.”
The following presentation includes pro forma financial information and HD Vest. In addition, it excludes the Search and Content and E-Commerce segments which have been classified as discontinued operations for all periods presented. The Company believes that this presentation most accurately reflects the financial performance of the Company on a go-forward basis.
Summary Financial Performance: Q4 and Full Year 2016
($ in millions except per share amounts)

	Q4	Q4		Full Year	Full Year
	2016	2015	Change	2016	2015	Change
	As reported	Pro forma		As reported	Pro forma
Revenue	$86.8	$85.0	2%	$455.9	$437.4	4%
Wealth Management	$83.0	$82.1	1%	$316.5	$319.7	(1)%
Tax Preparation	$3.8	$2.9	31%	$139.4	$117.7	18%
Segment Income (Loss)	$7.7	$7.7	—%	$113.2	$100.0	13%
Wealth Management	$13.8	$12.2	13%	$46.3	$43.0	8%
Tax Preparation	$(6.1)	$(4.5)	35%	$66.9	$57.0	17%
Unallocated Corporate Operating Expenses	$4.9	$4.3	15%	$19.0	$17.8	7%
GAAP:
Operating Income (Loss)	$(14.2)	$(12.0)	18%	$37.1	$23.2	60%
Net Loss Attributable to Blucora, Inc.	$(19.3)	$(48.4)	(60)%	$(65.2)	$(38.9)	68%
Diluted Net Loss Per Share Attributable to Blucora, Inc.	$(0.46)	$(1.18)	(61)%	$(1.53)	$(0.93)	65%
Non-GAAP:
Adjusted EBITDA	$2.8	$3.5	(19)%	$94.2	$82.2	15%
Net Income (Loss)	$(7.5)	$(8.0)	(6)%	$45.1	$37.0	22%
Diluted Net Income (Loss) per Share	$(0.18)	$(0.19)	(5)%	$1.06	$0.88	20%
See reconciliation of as reported and pro forma non-GAAP to GAAP measures in tables below.

First Quarter Outlook
For the first quarter of 2017, the Company expects revenues to be between $176.3 million and $181.5 million, GAAP income from continuing operations to be between $14.5 million and $15.2 million, or $0.32 to $0.34 per diluted share, Adjusted EBITDA to be between $51.0 million and $54.5 million, and Non-GAAP income from continuing operations to be between $40.2 million and $43.9 million, or $0.90 to $0.98 per diluted share.
Conference Call and Webcast
A conference call and live webcast will be held today at 5:30 a.m. Pacific Time / 8:30 a.m. Eastern Time during which the Company will further discuss fourth quarter and full year results, its outlook for the first quarter, tax season update and other business matters. We have also provided supplemental financial information to our results that can be accessed in the Investor Relations section of the Blucora corporate website at http://www.blucora.com and filed with the SEC on Form 8-K. A replay of the call and management's prepared remarks will also be available on our website.
About Blucora®
Blucora, Inc. (NASDAQ: BCOR) is a leading provider of technology-enabled financial solutions to consumers, small businesses and tax professionals. Our products and services in tax preparation and wealth management, through TaxAct and HD Vest, help consumers manage their financial lives. TaxAct is an affordable digital tax preparation solution for individuals, business owners and tax professionals. HD Vest Financial Services ® supports an independent network of tax professionals who provide comprehensive financial planning solutions. For more information on Blucora or its businesses, please visit www.blucora.com.
Source: Blucora
Blucora Contact:
Stacy Ybarra, 425-709-8127
stacy.ybarra@blucora.com
This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: general economic, industry, and market sector conditions; the effect of current, pending and future legislation, regulation and regulatory actions, including the DOL rule; the availability of products to sell; the timing and extent of market acceptance of developed products and services and related costs; our dependence on companies to distribute our products and services; the successful execution of the Company’s strategic initiatives, technology enhancements, operating plans, and marketing strategies; the condition of our cash investments; and the Company’s ability to control operating risks, information technology system risks and cybersecurity risks. A more detailed description of these and certain other factors that could affect actual results is included in Blucora, Inc.’s most recent Quarterly Report on Form 10-Q and subsequent reports filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Blucora, Inc. undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Blucora, Inc.
Preliminary Condensed Consolidated Statements of Operations
(Unaudited)
(Amounts in thousands, except per share data)

	Three months ended December 31,		Years ended December 31,
	2016	2015	2016	2015
Revenue:
Wealth management services revenue	$83,050	$—	$316,546	$—
Tax preparation services revenue	3,751	2,865	139,365	117,708
Total revenue	86,801	2,865	455,911	117,708
Operating expenses:
Cost of revenue:
Wealth management services cost of revenue	55,783	—	213,996	—
Tax preparation services cost of revenue	1,819	1,487	8,368	6,167
Amortization of acquired technology	47	1,910	812	7,546
Total cost of revenue (1)	57,649	3,397	223,176	13,713
Engineering and technology (1)	4,938	1,636	17,780	5,107
Sales and marketing (1)	13,645	3,030	89,360	45,854
General and administrative (1)	11,497	19,869	47,396	43,563
Depreciation	975	420	3,881	1,521
Amortization of other acquired intangible assets	8,402	3,191	33,331	12,757
Restructuring (1)	3,870	—	3,870	—
Total operating expenses	100,976	31,543	418,794	122,515
Operating income (loss)	(14,175)	(28,678)	37,117	(4,807)
Other loss, net (2)	(9,898)	(3,433)	(39,781)	(12,542)
Loss from continuing operations before income taxes	(24,073)	(32,111)	(2,664)	(17,349)
Income tax benefit	10,184	9,767	1,285	4,623
Loss from continuing operations	(13,889)	(22,344)	(1,379)	(12,726)
Discontinued operations, net of income taxes (3)	(5,140)	(34,470)	(63,121)	(27,348)
Net loss	(19,029)	(56,814)	(64,500)	(40,074)
Net income attributable to noncontrolling interests	(232)	—	(658)	—
Net loss attributable to Blucora, Inc.	$(19,261)	$(56,814)	$(65,158)	$(40,074)
Net loss per share attributable to Blucora, Inc. - basic:
Continuing operations	$(0.34)	$(0.55)	$(0.05)	$(0.31)
Discontinued operations	(0.12)	(0.84)	(1.52)	(0.67)
Basic net loss per share	$(0.46)	$(1.39)	$(1.57)	$(0.98)
Net loss per share attributable to Blucora, Inc. - diluted:
Continuing operations	$(0.34)	$(0.55)	$(0.05)	$(0.31)
Discontinued operations	(0.12)	(0.84)	(1.52)	(0.67)
Diluted net loss per share	$(0.46)	$(1.39)	$(1.57)	$(0.98)
Weighted average shares outstanding:
Basic	41,766	40,979	41,494	40,959
Diluted	41,766	40,979	41,494	40,959

(1) Stock-based compensation expense was allocated among the following captions (in thousands):
	Three months ended December 31,		Years ended December 31,
	2016	2015	2016	2015
Cost of revenue	$49	$25	$166	$96
Engineering and technology	473	148	1,640	484
Sales and marketing	860	161	2,548	771
General and administrative	2,130	2,386	9,774	7,343
Restructuring	(364)	—	(364)	—
Total stock-based compensation expense	$3,148	$2,720	$13,764	$8,694

(2) Other loss, net consisted of the following (in thousands):
	Three months ended December 31,		Years ended December 31,
	2016	2015	2016	2015
Interest income	$(27)	$(179)	$(81)	$(609)
Interest expense	7,028	2,211	32,424	9,044
Amortization of debt issuance costs	400	291	1,840	1,133
Accretion of debt discounts	1,091	993	4,690	3,866
Loss on debt extinguishment and modification expense	1,677	398	1,036	398
Gain on third party bankruptcy settlement	(44)	(62)	(172)	(1,128)
Other	(227)	(219)	44	(162)
Other loss, net	$9,898	$3,433	$39,781	$12,542
(3) Discontinued operations included loss on sale of discontinued operations before income taxes of $73.8 million and goodwill and trade name impairments totaling $59.0 million for the years ended December 31, 2016 and 2015, respectively.

Blucora, Inc.
Preliminary Condensed Consolidated Balance Sheets
(Unaudited)
(Amounts in thousands)

	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$51,713	$55,473
Cash segregated under federal or other regulations	2,355	3,557
Available-for-sale investments	7,101	11,301
Accounts receivable, net of allowance	10,209	7,884
Commissions receivable	16,144	16,328
Other receivables	4,004	24,407
Prepaid expenses and other current assets, net	6,321	10,062
Current assets of discontinued operations	—	211,663
Total current assets	97,847	340,675
Long-term assets:
Property and equipment, net	10,836	11,308
Goodwill, net	548,741	548,959
Other intangible assets, net	362,178	396,295
Other long-term assets	3,057	2,311
Total long-term assets	924,812	958,873
Total assets	$1,022,659	$1,299,548
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,536	$4,689
Commissions and advisory fees payable	16,587	16,982
Accrued expenses and other current liabilities	18,528	13,006
Deferred revenue	12,156	11,521
Current portion of long-term debt, net	2,560	31,631
Current liabilities of discontinued operations	—	88,275
Total current liabilities	54,367	166,104
Long-term liabilities:
Long-term debt, net	248,221	353,850
Convertible senior notes, net	164,176	185,918
Deferred tax liability, net	111,126	103,520
Deferred revenue	1,849	1,902
Other long-term liabilities	10,205	10,932
Total long-term liabilities	535,577	656,122
Total liabilities	589,944	822,226

Redeemable noncontrolling interests	15,696	15,038

Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	1,510,152	1,490,405
Accumulated deficit	(1,092,756)	(1,027,598)
Accumulated other comprehensive loss	(381)	(527)
Total stockholders’ equity	417,019	462,284
Total liabilities and stockholders’ equity	$1,022,659	$1,299,548

Blucora, Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Amounts in thousands)

	Years ended December 31,
	2016	2015
Operating Activities:
Net loss	$(64,500)	$(40,074)
Less: Discontinued operations, net of income taxes	(63,121)	(27,348)
Net loss from continuing operations	(1,379)	(12,726)
Adjustments to reconcile net loss from continuing operations to net cash from operating activities:
Stock-based compensation	13,764	8,694
Depreciation and amortization of acquired intangible assets	38,688	22,590
Excess tax benefits from stock-based award activity	(15,957)	(7,967)
Deferred income taxes	(18,055)	(12,607)
Amortization of premium on investments, net	174	1,589
Amortization of debt issuance costs	1,840	1,133
Accretion of debt discounts	4,690	3,866
Loss on debt extinguishment and modification expense	1,036	398
Revaluation of acquisition-related contingent consideration liability	391	—
Other	19	203
Cash provided (used) by changes in operating assets and liabilities:
Cash segregated under federal or other regulations	1,202	—
Accounts receivable	(2,340)	(1,862)
Commissions receivable	184	—
Other receivables	22,875	651
Prepaid expenses and other current assets	3,741	(493)
Other long-term assets	(887)	(15)
Accounts payable	(153)	369
Commissions and advisory fees payable	(395)	—
Deferred revenue	582	1,875
Accrued expenses and other current and long-term liabilities	21,195	10,643
Net cash provided by operating activities from continuing operations	71,215	16,341
Investing Activities:
Business acquisitions, net of cash acquired	(1,788)	(573,366)
Purchases of property and equipment	(3,812)	(1,512)
Change in restricted cash	—	150
Proceeds from sales of investments	—	156,506
Proceeds from maturities of investments	12,807	296,455
Purchases of investments	(8,767)	(214,257)
Net cash used by investing activities from continuing operations	(1,560)	(336,024)
Financing Activities:
Proceeds from credit facility, net of debt issuance costs and debt discount of $9,730 and $12,000 in 2015	—	378,270
Repurchase of convertible notes	(20,667)	—
Repayment of credit facility	(140,000)	(51,940)
Repayment of note payable with related party	(3,200)	—
Stock repurchases	—	(7,735)
Excess tax benefits from stock-based award activity	15,957	7,967
Proceeds from stock option exercises	2,216	2,409
Proceeds from issuance of stock through employee stock purchase plan	1,402	1,193
Tax payments from shares withheld for equity awards	(1,752)	(1,545)
Net cash provided (used) by financing activities from continuing operations	(146,044)	328,619
Net cash provided (used) by continuing operations	(76,389)	8,936

Net cash provided by operating activities from discontinued operations	14,047	14,108
Net cash provided (used) by investing activities from discontinued operations	83,608	(540)
Net cash provided (used) by financing activities from discontinued operations	(25,000)	(8,982)
Net cash provided by discontinued operations	72,655	4,586

Effect of exchange rate changes on cash and cash equivalents	(26)	(17)
Net increase (decrease) in cash and cash equivalents	(3,760)	13,505
Cash and cash equivalents, beginning of period	55,473	41,968
Cash and cash equivalents, end of period	$51,713	$55,473

Blucora, Inc.
Preliminary Segment Information
(Unaudited)
(Amounts in thousands)

	Three months ended December 31,		Years ended December 31,
	2016	2015	2016	2015
Revenue:
Wealth Management (1)	$83,050	$—	$316,546	$—
Tax Preparation (1)	3,751	2,865	139,365	117,708
Total revenue	86,801	2,865	455,911	117,708
Operating income (loss):
Wealth Management	13,838	—	46,296	—
Tax Preparation	(6,090)	(4,509)	66,897	56,984
Corporate-level activity (2)	(21,923)	(24,169)	(76,076)	(61,791)
Total operating income (loss)	(14,175)	(28,678)	37,117	(4,807)
Other loss, net	(9,898)	(3,433)	(39,781)	(12,542)
Income tax benefit	10,184	9,767	1,285	4,623
Discontinued operations, net of income taxes	(5,140)	(34,470)	(63,121)	(27,348)
Net loss	$(19,029)	$(56,814)	$(64,500)	$(40,074)

(1) Revenues by major category within each segment are presented below (in thousands):
	Three months ended December 31,		Years ended December 31,
	2016	2015	2016	2015
Wealth Management:
Commission	$39,055	$—	$150,125	$—
Advisory	33,658	—	129,417	—
Asset-based	5,964	—	22,653	—
Transaction and fee	4,373	—	14,351	—
Total Wealth Management revenue	$83,050	—	$316,546	—
Tax Preparation:
Consumer	$3,611	$2,715	$126,289	$105,367
Professional	140	150	13,076	12,341
Total Tax Preparation revenue	$3,751	$2,865	$139,365	$117,708

(2) Corporate-level activity included the following (in thousands):
	Three months ended December 31,		Years ended December 31,
	2016	2015	2016	2015
Operating expenses	$4,933	$4,279	$18,999	$17,750
Stock-based compensation	3,512	2,720	14,128	8,694
Acquisition-related costs	—	9,674	391	10,988
CEO separation-related costs	—	1,769	—	1,769
Depreciation	1,159	626	4,545	2,287
Amortization of acquired intangible assets	8,449	5,101	34,143	20,303
Restructuring	3,870	—	3,870	—
Total corporate-level activity	$21,923	$24,169	$76,076	$61,791

Blucora, Inc.
Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures
Preliminary Adjusted EBITDA Reconciliation (1)
(Unaudited)
(Amounts in thousands)

	Three months ended December 31,		Years ended December 31,
	2016	2015	2016	2015
Operating income (loss) (2)	$(14,175)	$(28,678)	$37,117	$(4,807)
Stock-based compensation	3,512	2,720	14,128	8,694
Depreciation and amortization of acquired intangible assets	9,608	5,727	38,688	22,590
Acquisition-related costs	—	9,674	391	10,988
CEO separation-related costs	—	1,769	—	1,769
Restructuring	3,870	—	3,870	—
Adjusted EBITDA	$2,815	$(8,788)	$94,194	$39,234
Preliminary Non-GAAP Net Income (Loss) Reconciliation (1)
(Unaudited)
(Amounts in thousands, except per share amounts)

	Three months ended December 31,		Years ended December 31,
	2016	2015	2016	2015
Net loss attributable to Blucora, Inc.(2)	$(19,261)	$(56,814)	$(65,158)	$(40,074)
Discontinued operations, net of income taxes	5,140	34,470	63,121	27,348
Stock-based compensation	3,512	2,720	14,128	8,694
Amortization of acquired intangible assets	8,449	5,101	34,143	20,303
Accretion of debt discount on Convertible Senior Notes	917	993	3,666	3,866
Accelerated accretion of debt discount on Convertible Senior Notes	—	—	1,628	—
Gain on Convertible Senior Notes repurchased	—	—	(7,724)	—
Write-off of debt issuance costs on closed TaxAct 2013 credit facility	—	398	—	398
Acquisition-related costs	—	9,674	391	10,988
CEO separation-related costs	—	1,769	—	1,769
Restructuring	3,870	—	3,870	—
Impact of noncontrolling interests	232	—	658	—
Cash tax impact of adjustments to GAAP net income	(69)	61	175	(236)
Non-cash income tax benefit (1)	(10,262)	(9,827)	(3,802)	(4,857)
Non-GAAP net income (loss)	$(7,472)	$(11,455)	$45,096	$28,199

Per diluted share:
Net loss attributable to Blucora, Inc.(2)	$(0.46)	$(1.39)	$(1.53)	$(0.96)
Discontinued operations, net of income taxes	0.12	0.84	1.48	0.66
Stock-based compensation	0.08	0.07	0.33	0.21
Amortization of acquired intangible assets	0.21	0.13	0.80	0.49
Accretion of debt discount on Convertible Senior Notes	0.02	0.02	0.09	0.09
Accelerated accretion of debt discount on Convertible Senior Notes	—	—	0.04	—
Gain on Convertible Senior Notes repurchased	—	—	(0.18)	—
Write-off of debt issuance costs on closed TaxAct 2013 credit facility	—	0.01	—	0.01
Acquisition-related costs	—	0.24	0.01	0.26
CEO separation-related costs	—	0.04	—	0.04
Restructuring	0.09	—	0.09	—
Impact of noncontrolling interests	0.01	—	0.02	—
Cash tax impact of adjustments to GAAP net income	(0.00)	0.00	0.00	(0.01)
Non-cash income tax benefit	(0.25)	(0.24)	(0.09)	(0.12)
Non-GAAP net income (loss)	$(0.18)	$(0.28)	$1.06	$0.67
Weighted average shares outstanding used in computing per diluted share amounts	41,766	40,979	42,686	41,861

Blucora, Inc.
Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures
(As Reported and Pro Forma)
Preliminary Adjusted EBITDA Reconciliation (As Reported and Pro Forma) (1)
(Unaudited)
(Amounts in thousands)

	Three months ended December 31,		Years ended December 31,
	2016	2015	2016	2015
	As reported	Pro forma	As reported	Pro forma
Operating income (loss)	$(14,175)	$(11,983)	$37,117	$23,176
Stock-based compensation	3,512	4,034	14,128	13,591
Depreciation and amortization of acquired intangible assets	9,608	11,406	38,688	45,464
Acquisition-related costs	—	—	391	—
Restructuring	3,870	—	3,870	—
Adjusted EBITDA	$2,815	$3,457	$94,194	$82,231
Preliminary Non-GAAP Net Income (Loss) Reconciliation (As Reported and Pro Forma) (1)
(Unaudited)
(Amounts in thousands, except per share amounts)

	Three months ended December 31,		Years ended December 31,
	2016	2015	2016	2015
	As reported	Pro forma	As reported	Pro forma
Net loss attributable to Blucora, Inc.	$(19,261)	$(48,363)	$(65,158)	$(38,884)
Discontinued operations, net of income taxes	5,140	34,470	63,121	27,348
Stock-based compensation	3,512	4,034	14,128	13,591
Amortization of acquired intangible assets	8,449	10,238	34,143	40,851
Accretion of debt discount on Convertible Senior Notes	917	993	3,666	3,866
Accelerated accretion of debt discount on Convertible Senior Notes	—	—	1,628	—
Gain on Convertible Senior Notes repurchased	—	—	(7,724)	—
Acquisition-related costs	—	—	391	—
Restructuring	3,870	—	3,870	—
Impact of noncontrolling interests	232	—	658	—
Cash tax impact of adjustments to GAAP net income	(69)	(100)	175	(400)
Non-cash income tax benefit	(10,262)	(9,248)	(3,802)	(9,422)
Non-GAAP net income (loss)	$(7,472)	$(7,976)	$45,096	$36,950

Per diluted share:
Net loss attributable to Blucora, Inc.	$(0.46)	$(1.18)	$(1.53)	$(0.93)
Discontinued operations, net of income taxes	0.12	0.84	1.48	$0.65
Stock-based compensation	0.08	0.10	0.33	$0.32
Amortization of acquired intangible assets	0.21	0.25	0.80	$0.98
Accretion of debt discount on Convertible Senior Notes	0.02	0.02	0.09	$0.09
Accelerated accretion of debt discount on Convertible Senior Notes	—	—	0.04	$—
Gain on Convertible Senior Notes repurchased	—	—	(0.18)	$—
Acquisition-related costs	—	—	0.01	$—
Restructuring	0.09	—	0.09	$—
Impact of noncontrolling interests	0.01	—	0.02	$—
Cash tax impact of adjustments to GAAP net income	(0.00)	(0.00)	0.00	$(0.01)
Non-cash income tax benefit	(0.25)	(0.22)	(0.09)	$(0.22)
Non-GAAP net income (loss)	$(0.18)	$(0.19)	$1.06	$0.88
Weighted average shares outstanding used in computing per diluted share amounts	41,766	40,979	42,686	41,861

Preliminary Adjusted EBITDA Reconciliation for Forward-Looking Guidance
(Amounts in thousands)

	Ranges for the three months ending
	March 31, 2017
Income from continuing operations	$14,500	$15,200
Stock-based compensation	3,200	3,100
Depreciation and amortization of acquired intangible assets	9,800	9,600
Restructuring	700	600
Other loss, net (3)	9,400	9,500
Income tax expense	13,400	16,500
Adjusted EBITDA	$51,000	$54,500
Preliminary Non-GAAP Income from Continuing Operations Reconciliation for Forward-Looking Guidance
(Amounts in thousands)

	Ranges for the three months ending
	March 31, 2017
Income from continuing operations	$14,500	$15,200
Stock-based compensation	3,200	3,100
Amortization of acquired intangible assets	8,500	8,400
Accretion of debt discount on Convertible Senior Notes	900	900
Restructuring	700	600
Non-cash income tax expense	12,400	15,700
Non-GAAP income from continuing operations	$40,200	$43,900

Notes to Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures
(1) We define Adjusted EBITDA differently for this report than we have defined it in the past, due to: (i) restructuring costs related to the upcoming move of our corporate headquarters which was announced in the fourth quarter of 2016, (ii) the impact of noncontrolling interests from the HD Vest acquisition that we began recognizing in the first quarter of 2016, (iii) the discontinued operations treatment of our Search and Content and E-Commerce businesses as determined in the fourth quarter of 2015, (iv) separation-related costs in connection with the departure of our former chief executive office which was announced in the fourth quarter of 2015, and (v) acquisition-related costs in connection with the HD Vest and SimpleTax acquisitions that we would not have otherwise incurred as part of our business operations. Acquisition-related costs include professional services fees and other direct transaction costs and changes in the fair value of contingent consideration liabilities related to acquired companies. The HD Vest acquisition closed in the fourth quarter of 2015 and resulted in significant transaction costs. The SimpleTax acquisition included contingent consideration, for which the fair value of that liability was revalued in the second quarter of 2016. We define Adjusted EBITDA as operating income (loss), determined in accordance with GAAP, excluding the effects of depreciation, amortization of acquired intangible assets (including acquired technology), stock-based compensation, acquisition-related costs, CEO separation-related costs, and restructuring costs.
We believe that Adjusted EBITDA provides meaningful supplemental information regarding our performance. We use this non-GAAP financial measure for internal management and compensation purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. We believe that Adjusted EBITDA is a common measure used by investors and analysts to evaluate our performance, that it provides a more complete understanding of the results of operations and trends affecting our business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure. Items excluded from Adjusted EBITDA are significant and necessary components to the operations of our business and, therefore, Adjusted EBITDA should be considered as a supplement to, and not as a substitute for or superior to, GAAP net loss. Other companies may calculate Adjusted EBITDA differently and, therefore, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies.
We define non-GAAP net income differently for this report than we have defined it in the past, due to: (i) restructuring costs related to the upcoming move of our corporate headquarters which was announced in the fourth quarter of 2016, (ii) the impact of noncontrolling interests from the HD Vest acquisition that we began recognizing in the first quarter of 2016, (iii) the discontinued operations treatment of our Search and Content and E-Commerce businesses as determined in the fourth quarter of 2015, (iv) separation-related costs in connection with the departure of our former chief executive office which was announced in the fourth quarter of 2015, and (v) acquisition-related costs in connection with the HD Vest and SimpleTax acquisitions that we would not have otherwise incurred as part of our business operations. Acquisition-related costs are described further under the first paragraph in this note (1). For this report, we define non-GAAP net income as net loss attributable to Blucora, Inc., determined in accordance with GAAP, excluding the effects of discontinued operations, stock-based compensation, amortization of acquired intangible assets (including acquired technology), accretion of debt discount and accelerated accretion of debt discount on the Convertible Senior Notes, gain on Convertible Senior Notes repurchased, write-off of debt issuance costs on closed TaxAct 2013 credit facility, acquisition-related costs, CEO separation-related costs, restructuring costs, the impact of noncontrolling interests, and the related cash tax impact of those adjustments, and non-cash income taxes. We exclude the non-cash portion of income taxes because of our ability to offset a substantial portion of our cash tax liabilities by using deferred tax assets, which primarily consist of U.S. federal net operating losses. The majority of these net operating losses will expire, if unutilized, between 2020 and 2024.
We believe that non-GAAP net income and non-GAAP net income per share provide meaningful supplemental information to management, investors, and analysts regarding our performance and the valuation of our business by excluding items in the statement of operations that we do not consider part of our ongoing operations or have not been, or are not expected to be, settled in cash. Additionally, we believe that non-GAAP net income and non-GAAP net income per share are common measures used by investors and analysts to evaluate our performance and the valuation of our business. Non-GAAP net income should be evaluated in light of our financial results prepared in accordance with GAAP and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net loss. Other companies may calculate non-GAAP net income differently, and, therefore, our non-GAAP net income may not be comparable to similarly titled measures of other companies.
(2) As presented in the Preliminary Condensed Consolidated Statements of Operations (unaudited). Any difference in "per diluted share" between the Preliminary Condensed Consolidated Statements of Operations (unaudited) and non-GAAP table is due to using different weighted average shares outstanding in the event that there is GAAP net loss but non-GAAP net income and vice versa.
(3) Other loss, net primarily includes items such as interest income, interest expense, amortization of debt issuance costs, accretion of debt discounts, gain/loss on debt extinguishment and modification expense, and gain on third party bankruptcy settlement.